Exhibit 10.4

ASSET PURCHASE AGREEMENT
(Mining Claims)

FROM;
DNA Precious Metals INC., a body duly incorporated as per the laws of Nevada, USA, having its principal operations office at 9125 Pascal Gagnon, suite 204, Saint-Leonard, Québec,  H1P-1Z4, Canada herein represented by James Chandik, its president, duly authorized as per a resolution dated June1st 2010, a copy of which is attached herewith;
(Hereinafter the Purchaser and/or The Offeror)

TO:
9215-8062 Quebec INC., a body duly incorporated as per the laws of Québec, having its principal place of business at 1915 Leandre Descote, Chomedy, Laval,  Québec, H7W-5M5,  herein  represented  by George Polyrakis,  its president, duly authorised as per a resolution dated March 19th  2010, a copy of which is attached herewith;
(Hereinafter the Seller)

(the Offeror and the Seller hereinafter collectively referred to as the “Parties”)

PREAMBLE
WHEREAS the Seller is the owner of the following mining claims in the Montauban Mine, located in the Montauban and Chavigny townships near Grondines West, in the county of Portneuf:

CANTON	LOT
Montauban	3116	0047	claim	5233236
Montauban	3116	0046	claim	5233237
Montauban	3116	0044	claim	5233327
Montauban	3116	0045	claim	5233328
Montauban	3116	0039	claim	5233329
Montauban	3116	0040	claim	5233330
Montauban	3116	0043	claim	5233336
Montauban	3116	0042	claim	1037669
Montauban	3116	0041	claim	1118667
Montauban	3116	0041	claim	1118666

WHEREAS the said mining claims are not the object of any royalty agreement whatsoever;

WHEREAS the Seller wishes to sell to the Purchaser whom agrees to buy the said mining claims; in the Montauban Mine, located in the Montauban and Chavigny townships near Grondines West, in the county of Portneuf:

CANTON	LOT
Montauban	3116	0047	claim	5233236
Montauban	3116	0046	claim	5233237
Montauban	3116	0044	claim	5233327
Montauban	3116	0045	claim	5233328
Montauban	3116	0039	claim	5233329
Montauban	3116	0040	claim	5233330
Montauban	3116	0043	claim	5233336
Montauban	3116	0042	claim	1037669
Montauban	3116	0041	claim	1118667
Montauban	3116	0041	claim	1118666

Hereinafter the Mining Claims

WHEREAS the Purchaser is vested with the powers and is duly qualified to enter into and execute this Asset Purchase agreement;

NOW THEREFORE, THE OFFEROR HERETO DECLARES AS FOLLOWS:

1.00	PREAMBLE The preamble is an integral part of this Asset purchase agreement.

2.00
OBJECT

Subject to the express condition that the Seller will observe, respect and comply with all clauses, conditions and stipulations herein, the Purchaser hereby purchases from the Seller the following mining claims: in the Montauban Mine, located in the Montauban and Chavigny townships near Grondines West, in the county of Portneuf:

Montauban	3116	0047	claim	5233236
Montauban	3116	0046	claim	5233237
Montauban	3116	0044	claim	5233327
Montauban	3116	0045	claim	5233328
Montauban	3116	0039	claim	5233329
Montauban	3116	0040	claim	5233330
Montauban	3116	0043	claim	5233336
Montauban	3116	0042	claim	1037669
Montauban	3116	0041	claim	1118667
Montauban	3116	0041	claim	1118666

3.00	CONSIDERATION

3.01	Purchase Price
The purchase agreement is for 5,000,000 shares of DNA Precious Metals Inc. common stock.

3.02	Terms and Conditions of Payment
The aforesaid purchase price is payable as follows:

a)	Stock Payment

The purchaser agrees to issue 5,000,000 shares of DNA Precious Metals Inc. common stock, within 10 days of the closing, to the Seller.

Closing of the transaction shall be held at the offices of Alain Houle Attorney, located 1751 Richardson, suite 6.119, Montreal, Quebec, H3K 1G6, Canada.

The Seller shall provide Alain Houle Attorney In Trust the duly signed forms for the transfer of titles, as required for the transfer of the claims by the Loi sur les Mines (Quebec; for deposit by Alain Houle Attorney of the said forms with the proper authorities.

4.00	SPECIAL PROVISIONS

4.01	Inclusions and Exclusions
N/A

4.02	Representations and Guarantees of the Seller

The Seller represents and guarantees the following to the Purchaser.  In addition,  the  Seller  acknowledges  that  every  one  of  the  said representations  and  guarantees  are  conditions  without  which  the Purchaser would  not contract.   Also, the said representations and guarantees shall be veracious at the time of signing the Sale Agreement.

a)	The Seller is duly constituted

b)	The Seller is the sole owner of the Mining claims, by good and valid title and the Seller has not granted any real or personal right in regard to these mining Claims;

c)	The Seller has the right and the capacity to own the Mining Claims and can freely dispose of it them.

d)	The Seller is not involved in any agreement which could affect his rights as to the Mining Claims.

e)
The Mining Claims are free and clear of all hypothecs, claims, sureties, assignments, seizures or other whatever that could encumber it, including any royalties and NSR, wether for minerals, metals, extracts or any byproducts.

f)
The sale of the Mining Claims is not to be construed as a sale of an enterprise as defined by the Civil Code of Quebec, i.e. the sale of all or a substantial part of the Seller’s business which is made outside the ordinary course of business.

g)	The Seller is a Canadian resident as defined by the Income Tax Act (Federal) and the Taxation Act (Quebec).

h)	The present agreement has been duly authorized by competent regulatory authorities;

i)
The Mining Claims comply with laws, by-laws and orders in force.   In addition, the Seller has neither received any notice, or been informed of any offence or irregularities to such laws, by-laws or orders, including the Loi sur la qualité de l’environnement

j)
The Mining Claims do not infringe any law respecting the environment protection, including the Loi sur la qulité de l’environnement., and any business conducted has been in accordance with all applicable laws, and that the claims and underlying properties are exempt from dangerous or toxic substances, pollution or other unfavorable conditions from the mining activities conducted and that could result in any environmental responsibility

k)
No obligation to restore or conduct any environmental restoration does exist in relation with the claims and underlying properties, and the Seller is unaware of any circumstance that could give rise to such obligation, for work conducted by the Seller and by its predecessors;

I)	The Seller is not aware of any change or circumstance which might negatively affect any of the representations made hereinabove, or that could mislead the Purchaser.

4.03	Representations of the Purchaser

a)	The Purchaser is duly constituted

b)	The Purchaser is a Canadian resident as defined by the Income Tax Act (Federal) and the Taxation Act (Quebec).

4.04	Save Harmless

The parties agree to save each other harmless of any and all damages (including interests and legal fees caused by any false or incomplete declaration and representations.

4.05	Legal Guarantees The sale of the Mining Claims shall be covered by all guarantees foreseen in the Civil Code of Quebec.

4.06	Adjustments The adjustments between the Parties shall be calculated and the amounts paid at the date of signing the Sale Agreement.

4.07	Taking Possession and Ownership The Purchaser shall become the owner of the Mining Claims at the time of signing the Sale Agreement.

4.08	Taking Over the Risks
The Seller shall remain liable for all losses related to the Mining Claims prior to the date agreed upon for taking possession.

4.09	No Intermediary
The Parties declare not to have retained the services of any intermediary (i.e. agent, broker or the like) in relation to the presentation, acceptance and conclusion of this Asset purchase agreement.

4.10	Expenses
All fees and expenses related to the drafting and signing of the Sale Agreement shall be borne by the Purchaser.

5.00	GENERAL PROVISIONS
Unless otherwise stated in this Asset purchase agreement, the following provisions apply.

5.01	“Force Majeure”

Neither party shall be considered in default of this Asset purchase agreement if the fulfillment of all or part of its obligations are delayed or prevented due to “force majeure”.   “Force majeure” is an external unforeseeable and irresistible event, making it absolutely impossible to fulfill an obligation.

5.02	Severability

If any section, paragraph, or provision (in all or in part) in this Asset purchase agreement is held invalid or unenforceable, it shall not, in any way, have any effect on any other section, paragraph or provision in this Asset purchase agreement, nor on the remaining section, paragraph, or provision unless otherwise clearly provided for under this Asset purchase agreement.

5.03	Notices

Any notice intended for either party is deemed to be validly given if it is done in writing and sent by registered or certified mail, by bailiff or by courier service to such party’s address as stated in this Asset purchase agreement, or to any other address that the concerned party may have notified in writing to the other party. A copy of any notice sent by e-mail shall also be sent according to one of the above-mentioned delivery modes.

5.04	Headings
The headings in this Asset purchase agreement are used only for reference and convenience purposes; they do not modify in any manner the significance or the object of the provisions they designate.

5.05	Schedules
Whenever the Schedules of this Asset purchase agreement are duly initialed by all Parties, they are considered as an integral part of the said Asset purchase agreement.

5.06	Non-Waiver
The apathy, negligence or tardiness of a party to use a right or recourse by virtue of this Asset purchase agreement should not, in any case, be considered as a renunciation to such right or recourse.

5.07	Cumulative Rights
All rights mentioned in this Asset purchase agreement are cumulative and non-alternative. The waiving of a right shall not be interpreted as waiving any other right.

5.08	Entire Agreement

This Asset purchase agreement (after its acceptance) constitutes the entire agreement entered into between the Parties. Declarations, representations, promises or conditions other than those stated in this Asset purchase agreement, cannot be construed in any way as to contradict,  modify or affect the  provisions of this Asset purchase agreement.

5.09	Amendment
This Asset purchase agreement (after its acceptance) cannot be amended or modified except by another written document duly signed by all Parties.

5.10	Gender and Number
Where appropriate the singular number set forth in this Asset purchase agreement shall be interpreted as plural and the neuter gender as masculine or feminine.

5.11	Computation of Periods
With regard to the computation of periods relating to this Asset purchase agreement:

a)	the first day of the period is not taken into account, but the last one is;

b)	the non-juridical days i.e. Saturdays, Sundays and public holidays are taken into account;

c)	whenever the last day is a non-juridical one, the period is extended to the next juridical day.

5.12	Governing Law
This Asset purchase agreement shall be construed and enforced in accordance with the laws of the Province of Quebec.

5.13	Election of Domicile

If this Asset purchase agreement is accepted, the Parties agree to elect domicile in the judicial district of Montreal, Province of Quebec, for the hearing of  any  claim  arising  from  the  interpretation,  application, completion, term, validity and effects of this Asset purchase agreement.

5.14	Numerous Copies

Each copy of this Asset purchase agreement is considered as an original whenever duly initialed and signed by all Parties, it being understood however that all of these copies refer to the one and same Asset purchase agreement.

5.15	Successors
This Asset purchase agreement (after its acceptance) shall be binding upon and inure to the benefit of each of the Parties and their respective successors, heirs and assigns.

5.16	Solidarity
Whenever one of the Parties is constituted of two or more persons, these persons are jointly and solitarily obligated and liable towards the other party.

5.17
Elapsed Time

Whenever one of the Parties must fulfill an obligation under this Asset purchase agreement within a limited period of time, the mere lapse of time passing by will constitute a formal notice of default to the said party.

5.18	Non-Transfer
None of the Parties may transfer, in any way, his rights in this Asset purchase agreement (after its acceptance) to a third party without obtaining first a written consent from the other party.

5.19	Language

The Parties hereto have expressly agreed that this Asset purchase agreement as well as all other documents relating thereto, be drawn up in English language only.  Les parties ont expressément convenu que cette offre d’achat de même que tous les documents s’y rattachant soient rédigés en anglais seulement.

6.00	COMING INTO FORCE
This Asset purchase agreement comes into force as of its signing by the Offeror.

SIGNED IN THREE (3) COPIES,
AT MONTREAL, PROVINCE OF QUEBEC
ON THE 9th DAY OF JUNE, AT 14:30 HOURS.

9215-8062QUÉBEC INC.	DNA Precious Metals Inc.

/s/ George Polyrakis	/s/ James Chandik
Per: George Polyrakis, president	Per: James Chandik, CEO

WITNESS

NUMBER 01036

SHARES **5,000,000**

RESTRICTED

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold or transferred without registration under said act or an exemption therefrom.

DNA PRECIOUS METALS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP# 23328D 10 8

THIS CERTIFIES THAT:

9215-8062 QUEBEC INC.

IS THE OWNER OF *** Five Million ***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

DNA PRECIOUS METALS, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: June 13, 2011

DNA PRECIOUS METALS, INC. CORPORATE SEAL 2006 NEVADA

COUNTERSIGNED:
OLDE MONMOUTH STOCK TRANSFER CO., INC.
200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

CHIEF FINANCIAL OFFICER

PRESIDENT & CEO

35

© 1990 COLUMBIA FINANCIAL PRINTING CORP